UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2026
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CACI International Inc
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 841-7800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2026, CACI International Inc (“CACI”), the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the indenture, dated as of June 2, 2025 (the “Base Indenture”), as supplemented by that first supplemental indenture (the “First Supplemental Indenture”), dated as of November 25, 2025 (the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), pursuant to which CACI issued (the “Offering”) $500 million aggregate principal amount of CACI’s unsecured Senior Notes due 2033 (the “Additional Notes”), which were issued as part of the same series as CACI’s 6.375% Senior Notes due 2033 originally issued in June 2025 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Notes are unconditionally guaranteed on a senior unsecured basis by the Guarantors. Upon completion of the Offering, the total aggregate principal amount of Notes outstanding is $1,500,000,000.

CACI sold the Additional Notes to the initial purchasers (the “Initial Purchasers”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. CACI received net proceeds from the Offering of approximately $518 million. CACI intends to use the net proceeds from the Offering to repay certain indebtedness under its revolving credit facility that was incurred to pay a portion of the purchase price of its acquisition of ARKA Group L.P. and costs and expenses related thereto.

The Notes are senior unsecured obligations of CACI and are guaranteed fully, unconditionally and jointly and severally, on a senior unsecured basis, by each of the Guarantors. The Notes bear interest at the rate of 6.375% per annum, payable semi-annually in arrears on June 15 and December 15 of each year. The first interest payment for the Additional Notes will be June 15, 2026, and will include accrued and unpaid interest from December 15, 2025 (the most recent interest payment date for the Notes). The Notes mature on June 15, 2033, unless earlier repurchased or redeemed. The Indenture contains customary covenants and events of default, which include, among other things, failure to make required payments, failure to make a Change of Control Offer (as such term is defined in the Indenture) within the required time, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, a guarantee being held unenforceable or invalid, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in aggregate principal amount of the then-outstanding Notes to accelerate the amounts due under the Notes.

The foregoing description of the Indenture and the Additional Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the form of 6.375% Senior Notes due 2033, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of June 2, 2025, by and among CACI International Inc, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (filed with the Securities and Exchange Commission as Exhibit 4.1 to CACI’s Form 8-K filed June 3, 2025).

4.2	First Supplemental Indenture, dated as of November 25, 2025, by and among CACI International Inc, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.3	Second Supplemental Indenture, dated as of March 12, 2026, by and among CACI International Inc, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.4	Form of 6.375% Senior Notes due 2033 (included as Exhibit A in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Date: March 12, 2026	By:	s/ J. William Koegel, Jr.

J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary